                                                            Exhibit 12(a)
                                                            Page 1 of 3


                            BANKAMERICA CORPORATION
                      Ratio of Earnings to Fixed Charges


                                                  Year Ended December 31
                                       --------------------------------------------
(dollar amounts in millions)             1995     1994     1993     1992     1991
                                       --------  -------  -------  -------  -------

EXCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense (other
   than interest on deposits)          $ 2,455   $1,505   $1,215   $1,126   $  743
 Interest factor in rent expense           120      109      112       95       82
 Other                                       -        3        2        1        1
                                       -------   ------   ------   ------   ------
                                       $ 2,575   $1,617   $1,329   $1,222   $  826
                                       =======   ======   ======   ======   ======
Earnings:
 Income from operations                $ 2,664   $2,176   $1,954   $1,492   $1,124
 Applicable income taxes                 1,903    1,541    1,474    1,190      749
 Fixed charges                           2,575    1,617    1,329    1,222      826
 Other                                     (12)     (55)     (39)     (14)     (15)
                                       -------   ------   ------   ------   ------
                                       $ 7,130   $5,279   $4,718   $3,890   $2,684
                                       =======   ======   ======   ======   ======


Ratio of earnings to fixed charges,
   excluding interest on deposits         2.77     3.26     3.55     3.18     3.25

INCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense                      $ 7,378   $4,842   $4,186   $4,895   $5,388
 Interest factor in rent expense           120      109      112       95       82
 Other                                       -        3        2        1        1
                                       -------   ------   ------   ------   ------
                                       $ 7,498   $4,954   $4,300   $4,991   $5,471
                                       =======   ======   ======   ======   ======


Earnings:
 Income from operations                $ 2,664   $2,176   $1,954   $1,492   $1,124
 Applicable income taxes                 1,903    1,541    1,474    1,190      749
 Fixed charges                           7,498    4,954    4,300    4,991    5,471
 Other                                     (12)     (55)     (39)     (14)     (15)
                                       -------   ------   ------   ------   ------
                                       $12,053   $8,616   $7,689   $7,659   $7,329
                                       =======   ======   ======   ======   ======

Ratio of earnings to fixed charges,
 including interest on deposits           1.61     1.74     1.79     1.53     1.34

                                                            Exhibit 12(a)
                                                            Page 2 of 3

                            BANKAMERICA CORPORATION
       Ratio of Earnings to Fixed Charges and Preferred Stock Dividends


                                                   Year Ended December 31
                                         --------------------------------------------
(dollar amounts in millions)               1995     1994     1993     1992     1991
                                         --------  -------  -------  -------  -------

EXCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends
 Interest expense (other
   than interest on deposits)            $ 2,455   $1,505   $1,215   $1,126   $  743
 Interest factor in rent expense             120      109      112       95       82
 Preferred dividend requirements/a/          389      424      423      304      102
 Other                                         -        3        2        1        1
                                         -------   ------   ------   ------   ------
                                         $ 2,964   $2,041   $1,752   $1,526   $  928
                                         =======   ======   ======   ======   ======
Earnings:
 Income from operations                  $ 2,664   $2,176   $1,954   $1,492   $1,124
 Applicable income taxes                   1,903    1,541    1,474    1,190      749
 Fixed charges, excluding preferred
   dividend requirements                   2,575    1,617    1,329    1,222      826
 Other                                       (12)     (55)     (39)     (14)     (15)
                                         -------   ------   ------   ------   ------
                                         $ 7,130   $5,279   $4,718   $3,890   $2,684
                                         =======   ======   ======   ======   ======

Ratio of earnings to fixed charges,
 and preferred dividends, excluding
   interest on deposits                     2.41     2.59     2.69     2.55     2.89

INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends
 Interest expense                        $ 7,378   $4,842   $4,186   $4,895   $5,388
 Interest factor in rent expense             120      109      112       95       82
 Preferred dividend requirement/a/           389      424      423      304      102
 Other                                         -        3        2        1        1
                                         -------   ------   ------   ------   ------
                                         $ 7,887   $5,378   $4,723   $5,295   $5,573
                                         =======   ======   ======   ======   ======


Earnings:
 Income from operations                  $ 2,664   $2,176   $1,954   $1,492   $1,124
 Applicable income taxes                   1,903    1,541    1,474    1,190      749
 Fixed charges, excluding preferred
   dividend requirements                   7,498    4,954    4,300    4,991    5,471
 Other                                       (12)     (55)     (39)     (14)     (15)
                                         -------   ------   ------   ------   ------
                                         $12,053   $8,616   $7,689   $7,659   $7,329
                                         =======   ======   ======   ======   ======

Ratio of earnings to fixed charges,
 and preferred dividends, including
 interest on deposits                       1.53     1.60     1.63     1.45     1.32

                      SEE NOTES ON PAGE 3 OF THIS EXHIBIT

                                                           Exhibit 12(a)
                                                           Page 3 of 3


                            BANKAMERICA CORPORATION
                                    Notes to
                     Ratio of Earnings to Fixed Charges and
                           Preferred Stock Dividends


/a/ Preferred stock dividend requirements represent pretax earnings necessary to cover preferred stock dividends declared during the years ended December 31, 1995, 1994, 1993, 1992, and 1991 of $227 million, $248 million, $241 million,
$169 million, and $61 million, respectively.